                                                                     EXHIBIT 4.4

                                    FORM OF


                              GUARANTEE AGREEMENT


                                    Between


                                 SEMPRA ENERGY
                                 (as Guarantor)


                                      and


                              THE BANK OF NEW YORK
                                  (as Trustee)


                                  dated as of



                               February 21, 2000

                             CROSS-REFERENCE TABLE*



-------------------------------          -------------------------------
  Section of Trust Indenture                        Section of
   Act of 1939, as amended                      Guarantee Agreement
-------------------------------          -------------------------------

          310(a)......................................4.1(a)
          310(b)......................................4.1(c), 2.8
          310(c)......................................Inapplicable
          311(a)......................................2.2(b)
          311(b)......................................2.2(b)
          311(c)......................................Inapplicable
          312(a)......................................2.2(a)
          312(b)......................................2.2(b)
          313.........................................2.3
          314(a)......................................2.4
          314(b)......................................Inapplicable
          314(c)......................................2.5
          314(d)......................................Inapplicable
          314(e)......................................1.1, 2.5, 3.2
          314(f)......................................2.1, 3.2
          315(a)......................................3.1 (d)
          315(b)......................................2.7
          315(c)......................................3.1
          315(d)......................................3.1(d)
          316(a)......................................1.1, 2.6, 5.4
          316(b)......................................5.3
          316(c)......................................8.2
          317(a)......................................Inapplicable
          317(b)......................................Inapplicable
          318(a)......................................2.1(b)
          318(b)......................................2.1
          318(c)......................................2.1(a)

--------------------------------------------------------------------------------
 * This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

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                               TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS........................................................................................................... 1
            Section 1.1  Definitions............................................................................................. 1
                         -----------
ARTICLE II. TRUST INDENTURE ACT.................................................................................................. 4
            Section 2.1  Trust Indenture Act; Application........................................................................ 4
                         --------------------------------
        (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions........................................................................................ 4
        (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture
              Act, such imposed duties shall control............................................................................. 4
            Section 2.2  List of Holders; Preferential Claims.................................................................... 4
                         ------------------------------------
        (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) not later than 15 days after each of ________, ________, _______ and ________ (each such date a "Regular Record Date")
              of each year, a list, in such form as the Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Guarantor, as to of the names and addresses of the Holders
              ("List of Holders") as of the preceding respective Regular Record Date, and (b) at such other times as the
              Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.  The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders..................................... 4
        (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 31l(b)
              and Section 312(b) of the Trust Indenture Act...................................................................... 4
            Section 2.3  Reports by the Guarantee Trustee........................................................................ 4
                         --------------------------------
            Section 2.4  Periodic Reports to the Guarantee Trustee............................................................... 4
                         -----------------------------------------
            Section 2.5  Evidence of Compliance with Conditions Precedent........................................................ 5
                         ------------------------------------------------
            Section 2.6  Events of Default; Waiver............................................................................... 5
                         -------------------------
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        (a) Event of Default; Notice.  The Guarantee Trustee shall, within 90 days after the occurrence of
            ------------------------
              an Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such defaults unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.6(a) being hereby defined to be an Event of Default as, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided, that, except in the case of a default in the payment of a Guarantee
              Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or
              Responsible Officers, of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders....................................................................  5
            Section 2.7   Conflicting Interests.................................................................................  5
                          ---------------------

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE.................................................................  5
            Section 3.1   Powers and Duties of the Guarantee Trustee............................................................  5
                          ------------------------------------------
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        (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a
              Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee
              Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as
              Successor Guarantee Trustee.  The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor
              Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveying documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee...............................................................  6
        (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this
              Guarantee Agreement for the benefit of the Holders................................................................  6
        (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee.  In case an Event of
              Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee
              Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs..................................  6
        (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:..................................................................................  6
            Section 3.2 Certain Rights of Guarantee Trustee.....................................................................  7
                        -----------------------------------
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        (a) Subject to the provisions of Section 3.1:...........................................................................  7
        (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation
              No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority...........................................................  8
            Section 3.3  Indemnity..............................................................................................  8
                         ---------
            Section 3.4  Fees and Expenses......................................................................................  8
                         -----------------
ARTICLE IV. GUARANTEE TRUSTEE...................................................................................................  9
            Section 4.1  Guarantee Trustee; Eligibility.........................................................................  9
                         ------------------------------
        (a) There shall at all times be a Guarantee Trustee which shall:........................................................  9
        (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in
              Section 4.2(c)....................................................................................................  9
        (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of
              Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act..................................  9
            Section 4.2  Appointment, Removal and Resignation of the Guarantee Trustee.......................................... 10
                         -------------------------------------------------------------
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        (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at
              any time by the Guarantor........................................................................................   9
        (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor
              Guarantee Trustee and delivered to the Guarantor.................................................................   9
        (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation.  The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and
              delivered to the Guarantor and the resigning Guarantee Trustee...................................................   9
        (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a
              Successor Guarantee Trustee......................................................................................  10

ARTICLE V. GUARANTEE...........................................................................................................  10

            Section 5.1         Guarantee......................................................................................  10
                                ---------
            Section 5.2         Waiver of Notice and Demand....................................................................  10
                                ---------------------------
            Section 5.3         Obligations Not Affected.......................................................................  10
                                ------------------------
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
          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the
                Preferred Securities to be performed or observed by the Issuer;................................................  11
          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions
                (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Notes as provided in the Indenture), Redemption Price,
                Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;..................................................................  11
          (c) any failure, omission, delay or lack of diligence on the part of the Holders or the Guarantee
                Trustee to enforce, assert or exercise any right, privilege, power or remedy conferred on the
                Holders pursuant to the terms of the Preferred Securities, or any action on the part of the
                Issuer granting indulgence or extension of any kind;...........................................................  11
          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;...............................................................................  11
          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;.........................................  11
          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or..........................  11
          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances..................................................................................................  11
              Section 5.4   Rights of Holders..................................................................................  11
                            -----------------
              Section 5.5   Guarantee of Payment...............................................................................  12
                            --------------------
              Section 5.6   Subordination......................................................................................  12
                            -------------
              Section 5.7   Independent Obligations............................................................................  12
                            -----------------------

ARTICLE VI. COVENANTS AND SUBORDINATION........................................................................................  12

              Section 6.1   Subordination......................................................................................  12
                            -------------
              Section 6.2   Pari Passu Guarantees..............................................................................  12
                            ---------------------

ARTICLE VII. TERMINATION.......................................................................................................  13

              Section 7.1   Termination........................................................................................  13
                            -----------
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
ARTICLE VIII. MISCELLANEOUS...............................................................................................  13

            Section 8.1  Successors and Assigns...........................................................................  13
                         ----------------------
            Section 8.2  Amendments.......................................................................................  13
                         ----------
            Section 8.3  Notices..........................................................................................  13
                         -------
        (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:............  13
        (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee
              Trustee's) respective addresses set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:.....................................................  14
        (c) if given to the Guarantee Trustee, at the Guarantee Trustee's address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:......................................  14
        (d) if given to any Holder, at the address set forth on the books and records of the Issuer.......................  14
            Section 8.4   Benefit.........................................................................................  14
                          -------
            Section 8.5   Interpretation..................................................................................  15
                          --------------
        (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;....................................................  15
        (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;..........................  15
        (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee
              Agreement as modified, supplemented or amended from time to time;...........................................  15
        (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and
              Sections of this Guarantee Agreement unless otherwise specified;............................................  15
        (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee
              Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;...................................................................................................  15
        (f) a reference to the singular includes the plural and vice versa; and...........................................  15
        (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders..............................................................................................  15
            Section 8.6   Governing Law...................................................................................  15
                          -------------
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                                     -viii-

                              GUARANTEE AGREEMENT

     GUARANTEE AGREEMENT, dated as of February 23, 2000 (this "Guarantee Agreement"), entered into between SEMPRA ENERGY, a California corporation having its principal office at 101 Ash Street, San Diego, California 92101 (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of SEMPRA ENERGY CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust, dated as of February 23, 2000 (the "Declaration"), among Sempra Energy, a California corporation (the "Company"), as Sponsor, the Property Trustee named therein, the Delaware Trustee named therein, the Regular Trustees named therein and the several Holders as defined therein, the Issuer is issuing up to $____________ aggregate Liquidation Amount (as defined in the Declaration) of its _____% Cumulative Quarterly Income Preferred Securities, Series A (Liquidation Amount $25 per Preferred Security) (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

     WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Common Securities (as defined in the Declaration), will be used to purchase the Notes (as defined in the Declaration) of the Company which will be deposited with The Bank of New York, as Property Trustee under the Declaration, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase Preferred Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                  ARTICLE I.
                                  DEFINITIONS

     Section 1.1 Definitions.  As used in this Guarantee Agreement, the terms
                 -----------
set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified

Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Event of Default" means (i) a default by the Guarantor on any of its payment obligations under this Guarantee Agreement and (ii) a default by the Guarantor on any other obligation hereunder that remains uncured after 30 days from the occurrence thereof.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Notes are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

     "Guarantee Trustee" has the meaning set forth in the preamble to this Guarantee Agreement.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indenture" means the Indenture dated as of February 23, 2000 among the Company and The Bank of New York, as trustee thereunder, as supplemented by an Officers' Certificate (as defined in the Indenture) dated as of February 23, 2000 pursuant to Section 301 of the Indenture.

     "List of Holders" has the meaning specified in Section 2.2(a).

     "Majority in Liquidation Amount of the Securities" means, except as provided in the terms of the Preferred Securities and by the Trust Indenture Act, Holder(s) of Preferred Securities or Common Securities voting together as a single class or, as the context may require, Holder(s) of Preferred Securities or Common Securities voting separately as a class, who vote Securities of a relevant class and the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of the Securities voted by such

Securityholders represents more than 50% of the above stated aggregate liquidation amount of all Securities of such class.

     "Officer's Certificate" means a certificate signed by any one of the Chairman of the Board, Chief Executive Officer, President, a Vice President, the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

          (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Guarantee Trustee, any Vice-President, any Assistant Vice-President, any Assistant Secretary, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                  ARTICLE II.
                              TRUST INDENTURE ACT

     Section 2.1  Trust Indenture Act; Application.
                  --------------------------------

          (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2  List of Holders; Preferential Claims.
                  ------------------------------------

          (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) not later than 15 days after each of ________, ________, _______ and ________ (each such date a "Regular Record Date") of each year, a list, in such form as the Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Guarantor, as to of the names and addresses of the Holders ("List of Holders") as of the preceding respective Regular Record Date, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b)  The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 31l(b) and Section 312(b) of the Trust Indenture Act.

     Section 2.3  Reports by the Guarantee Trustee.
                  --------------------------------

          (a) Not later than 60 days following February 15 of each year, commencing February 15, 2001, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          (b) In addition, the Guarantee Trustee shall transmit to all Holders and to the Company, a brief report dated as of such May 15 with respect to its eligibility under Section 4.1 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect.

     Section 2.4  Periodic Reports to the Guarantee Trustee.  The Guarantor
                  -----------------------------------------
shall provide to the Guarantee Trustee such documents, reports and information, if any, as required by Section

314 of the Trust Indenture Act and the compliance certificate required by
Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314(a)(4) of the Trust Indenture Act.

     Section 2.5  Evidence of Compliance with Conditions Precedent.  The
                  ------------------------------------------------
Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to such Section 314(c)(1) may be given in the form of an Officer's Certificate.

       Section 2.6  Events of Default; Waiver.  The Holders of a Majority in
             -------------------------
Liquidation Amount of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

          (a)  Event of Default; Notice.  The Guarantee Trustee shall, within
               ------------------------
90 days after the occurrence of an Event of Default actually known to a Responsible Officer of the Guarantee Trustee, transmit by mail, first class postage prepaid, to the Holders, notices of all such defaults unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.6(a) being hereby defined to be an Event of Default as, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     Section 2.7  Conflicting Interests.  The Declaration and the Indenture
                  ---------------------
Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

                                 ARTICLE III.
              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     Section 3.1  Powers and Duties of the Guarantee Trustee.
                  ------------------------------------------

          (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveying documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Guarantee Trustee shall not be liable with respect to any action or omitted to be taken by it in good faith in accordance with the of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     Section 3.2  Certain Rights of Guarantee Trustee.
                  -----------------------------------

          (a)  Subject to the provisions of Section 3.1:

               (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate unless otherwise prescribed herein.

               (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

              (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the written advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

              (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity reasonably satisfactory to it, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee;

provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

               (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

               (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

               (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     Section 3.3  Indemnity.  The Guarantor agrees to indemnify the Guarantee
                  ---------
Trustee and its officers, directors, employees, representatives and agents for, and to hold it and such persons harmless against, any loss, liability or expense of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Guarantee Trustee and incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including without limitation the costs and expenses of defending itself (including reasonable attorneys' and consultants' fees and expenses) against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The indemnification provided hereunder shall survive the termination of this Guarantee Agreement and the resignation or removal of the Guarantee Trustee.

     Section 3.4  Fees and Expenses.  The Guarantor agrees:
                  -----------------

(1) to pay the Guarantee Trustee from time to time such compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

                                  ARTICLE IV.
                               GUARANTEE TRUSTEE

     Section 4.1  Guarantee Trustee; Eligibility.
                  ------------------------------

          (a)     There shall at all times be a Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2  Appointment, Removal and Resignation of the Guarantee Trustee.
                  -------------------------------------------------------------

          (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The

Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

      (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                   ARTICLE V.
                                   GUARANTEE

     Section 5.1  Guarantee.  The Guarantor irrevocably and unconditionally
                  ---------
agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2  Waiver of Notice and Demand.  The Guarantor hereby waives
                  ---------------------------
notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3  Obligations Not Affected.  The obligations, covenants,
                  ------------------------
agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Notes as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders or the Guarantee Trustee to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          Section 5.4  Rights of Holders.  The Guarantor expressly acknowledges
                       -----------------
that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

          Section 5.5  Guarantee of Payment.  This Guarantee Agreement creates
                       --------------------
a guarantee of payment and not of performance or collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Notes to Holders as provided in the Declaration.

          Section 5.6  Subordination.  The Guarantor shall be subrogated to all
                       -------------
(if any) rights of the Holders against the Issuer, in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement, and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire against the Issuer by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7  Independent Obligations.  The Guarantor acknowledges that its
                  -----------------------
obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI.
                          COVENANTS AND SUBORDINATION

     Section 6.1  Subordination.  The obligations of the Gurantor under this
                  -------------
Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all other liabilities of the Guarantor except those made pari passu or subordinate to such obligations expressly by their terms.

     Section 6.2  Pari Passu Guarantees.  The obligations of the Guarantor under
                  ---------------------
this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of preferred securities issued by any other trusts established by Guarantor or its Affiliates.

                                  ARTICLE VII.
                                  TERMINATION

     Section 7.1  Termination.  This Guarantee Agreement shall terminate and no
                  -----------
be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Notes to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     Section 8.1  Successors and Assigns.  All guarantees and agreements
                  ----------------------
contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities from time to time outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     Section 8.2  Amendments.  Except with respect to any changes which do not
                  ----------
which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior written approval of the Holders of a Majority in Liquidation Amount of Securities. The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.

     Section 8.3  Notices.  Any notice, request or other communication required
                  -------
or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  Sempra Energy
                  101 Ash Street
                  San Diego, California 92101
                  Facsimile No.:  619-696-4670
                  Attention:  Chief Corporate Counsel

          (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) respective addresses set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                  Sempra Energy Capital Trust I
                  101 Ash Street
                  San Diego, California 92101
                  Facsimile No.:  [619-696-4670]
                  Attention:  [Chief Corporate Counsel]

                  with a copy to:

                  The Bank of New York
                  101 Barclay Street, 21-W
                  New York, New York 10286
                  Facsimile No.:  212-815-5915
                  Attention:  Corporate Trust Administration

          (c) if given to the Guarantee Trustee, at the Guarantee Trustee's address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:

                  The Bank of New York
                  101 Barclay Street, 21-W
                  New York, New York 10286
                  Facsimile No.:  212-815-5915
                  Attention:  Corporate Trust Administration

          (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 8.4  Benefit.  This Guarantee Agreement is solely for the benefit
                  -------
of the Holders and is not separately transferable from the Preferred Securities.

     Section 8.5  Interpretation.  In this Guarantee Agreement, unless the
                  --------------
context otherwise requires:

          (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

          (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (f)  a reference to the singular includes the plural and vice versa;
and

          (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     Section 8.6  Governing Law.  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY
                  -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                              (Signatures follow)

     THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                 SEMPRA ENERGY

                                 By: _____________________________________
                                     Name:  Charles A. McMonagle
                                     Title:  Vice President and Treasurer

                                 THE BANK OF NEW YORK,

                                 as Guarantee Trustee

                                 By: _____________________________________
                                     Name:
                                     Title: